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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-181059

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR DO THEY SEEK AN OFFER TO BUY THE DEBENTURES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED AUGUST 5, 2013

Prospectus Supplement to Prospectus Dated April 30, 2012

$

The Allstate Corporation

Series B        % Fixed-to-Floating Rate Subordinated Debentures due 2053

        The Series B            % Fixed-to-Floating Rate Subordinated Debentures due 2053 (the "Debentures") are our unsecured, subordinated debt instruments and will bear interest from the date they are issued to, but excluding,                 , 2023, at an annual rate of            %, payable semi-annually in arrears on                and                of each year, beginning on                , 2014 and ending on                 , 2023. From, and including,                , 2023, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus        %, payable quarterly in arrears on                 ,                ,                 and                of each year, beginning on                , 2023. So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement for one or more consecutive interest periods of up to five years. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures.

        The principal amount of the Debentures will become due and payable on                , 2053. Payment of the principal on the Debentures will be accelerated only in the case of our bankruptcy or certain other insolvency events with respect to us. There is no right of acceleration in the case of default in the payment of interest on the Debentures or the performance of any of our other obligations with respect to the Debentures.

        We may redeem the Debentures, in whole but not in part, at any time prior to                , 2023, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to their principal amount or, if greater, a make-whole redemption price calculated as described herein, in each case plus accrued and unpaid interest. We may redeem the Debentures, in whole but not in part, at any time prior to                , 2023, within 90 days after the occurrence of a "tax event" at their principal amount plus accrued and unpaid interest. On or after                , 2023, we may redeem the Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest.

        The Debentures will not be listed on any securities exchange. Currently there is no public trading market for the Debentures.

        Investing in the Debentures involves risks. See a discussion of certain risks in the "Risk Factors" section beginning on page S-7 of this prospectus supplement, Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other periodic reports filed with the Securities and Exchange Commission that should be carefully considered before investing in the Debentures.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Debenture	Total

Public offering price(1)%		$

Underwriting discount	%	$

Proceeds, before expenses, to The Allstate Corporation	%	$

(1)
Plus accrued interest from                    , 2013, if settlement occurs after that date.

        The underwriters expect to deliver the Debentures through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., against payment in New York, New York on or about                    , 2013.

Joint Book-Runners

J.P. Morgan	Barclays	Citigroup	Goldman, Sachs & Co.

Prospectus Supplement dated                    , 2013

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus.

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

        References to "we," "us" and "our" in this prospectus supplement are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell the Debentures in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the Debentures and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the "Risk Factors" section of this prospectus supplement, the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2012 and our other periodic reports.

The Allstate Corporation

        The Allstate Corporation is a holding company that conducts its business principally through its subsidiaries Allstate Insurance Company ("AIC") and Allstate Life Insurance Company and their affiliates (collectively, including The Allstate Corporation, "Allstate"). Allstate is primarily engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business. Customers can access Allstate products and services such as auto insurance and homeowners insurance through 11,200 exclusive Allstate agencies and financial representatives in the United States and Canada, as well as through independent agencies, call centers and the internet. Allstate is the largest publicly held personal lines insurer in the United States and the 2nd largest personal property and casualty insurer in the United States based on 2011 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation's 16th largest issuer of life insurance business on the basis of 2011 ordinary life insurance in force and 23rd largest on the basis of 2011 statutory admitted assets.

        Our main business segments include Allstate Protection and Allstate Financial. Allstate Protection principally sells private passenger auto and homeowners insurance through agencies and directly through call centers and the internet. These products are marketed under the Allstate®, Encompass® and Esurance® brand names. Allstate brand auto and homeowners insurance products are sold primarily through Allstate exclusive agencies. Encompass brand auto and homeowners insurance products are sold through independent agencies. Esurance brand auto insurance products are sold directly to consumers online, through call centers and through select agents, including Answer Financial. Allstate Financial provides life insurance, voluntary accident and health insurance, and retirement and investment products. Effective January 1, 2014, Allstate Financial will no longer offer fixed annuities. Allstate Financial distributes its products to individuals through multiple distribution channels, including Allstate exclusive agencies and exclusive financial specialists and workplace enrolling independent agents, and directly through call centers and the internet. Through July 17, 2013, Allstate Financial also sold products through independent master brokerage agencies. Allstate Financial's institutional products, which were most recently offered in 2008, consist of funding agreements sold to unaffiliated trusts that use them to back medium-term notes issued to institutional and individual investors.

        The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois, 60062, and at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as the principal source of cash to pay dividends to our stockholders and to meet our obligations, including the payment of principal and any interest on any notes and our other debt obligations. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends; however, in some jurisdictions the laws may be somewhat more restrictive.

Recent Developments

        On May 22, 2013, we announced a plan to use preferred stock and subordinated debt to refinance a portion of our existing debt. We expect to retire approximately $3.0 billion of outstanding senior and subordinated bonds by utilizing a combination of preferred stock, debt and cash.

        As part of our capital management plan, on June 20, 2013, we settled offers to purchase (the "Tender Offers") certain of our senior and subordinated debt securities in an aggregate principal amount of approximately $1.8 billion, for cash consideration totaling approximately $2.3 billion. We funded the Tender Offers from the net proceeds of our offerings of $500 million principal amount of 3.15% Senior Notes due 2023, $500 million principal amount of 4.50% Senior Notes due 2043 and 11,500,000 depositary shares, each representing a 1/1,000th interest in shares of our Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation preference of $25,000 per share (collectively, the "Financing Offerings"), certain commercial paper borrowings and cash on hand.

        In addition to the retirement of our debt securities in the Tender Offers, our capital management plan includes the repayment of $250 million principal amount of our 7.50% Debentures due 2013, which occurred upon their maturity, June 17, 2013, and the prefunding of $650 million principal amount of our 5.00% Senior Notes due 2014 and $300 million principal amount of our 6.20% Senior Notes due 2014 (such prefunding, the "2014 Debt Repayment"), for a total of $3.0 billion.

The Debentures

Maturity

        The Debentures will mature on                , 2053 (the "maturity date"). If that day is not a business day, payment of principal and interest will be due on the next business day.

Interest

        Interest on the Debentures will accrue from                    , 2013. From, and including,                    , 2013 to, but excluding,                     , 2023 or any earlier redemption date, the Debentures will bear interest at an annual rate of                %. We will pay that interest semi-annually in arrears on                     and                    of each year (or if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on                     , 2014 and ending on                    , 2023, subject to our rights and obligations described under "Description of the Debentures—Option to Defer Interest Payments" in this prospectus supplement. From, and including,                    , 2023 to, but excluding, the maturity date or any earlier redemption date, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus                % payable quarterly in arrears on                    ,                    ,                     and                    of each year (or if any of these days is not a business day, on the next business day, except that, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of that postponement or earlier payment), beginning on                     , 2023, subject to our rights and obligations described under "Description of the Debentures—Option to Defer Interest Payments" in this prospectus supplement.

Option to Defer Interest Payments

        So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right to defer the payment of interest on the Debentures for one or more consecutive interest periods that do not exceed five years as described in "Description of the Debentures—Option to Defer Interest Payments" in this prospectus supplement. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the Debentures. During a deferral period, interest will continue to accrue on the Debentures at the then-applicable rate described above and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. If we have paid all deferred interest (including compounded interest thereon) on the Debentures, we can again defer interest payments on the Debentures as described above.

Subordination

        The Debentures will be unsecured and will be subordinated and junior in right of payment upon our liquidation to all of our existing and future senior indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. The Debentures will rank senior in right of payment upon liquidation with our trade creditors and with debt that by its terms does not rank senior to or on parity with the Debentures upon our liquidation, including our Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the "Series A Junior Subordinated Debentures") and our Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the "Series B Junior Subordinated Debentures," and, together with the Series A Junior Subordinated Debentures, the "Junior Subordinated Debentures"). In addition, the Debentures will rank senior and have priority in right of payment with respect to all our capital stock. The Debentures will rank equally in right of payment with debt that by its terms ranks on parity with the Debentures upon our liquidation ("parity securities"). The only parity securities currently outstanding are our 5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053 (the "Series A Debentures"). As of June 30, 2013, we had indebtedness for money borrowed at the parent holding company level of $5.9 billion, as reported on our consolidated statement of financial position, of which $4.7 billion would be senior to the Debentures upon liquidation, and our subsidiaries had total liabilities of $93.4 billion, all of which would effectively be senior to the Debentures upon liquidation. In addition, the Debentures would be subordinated to our other senior indebtedness, including capital lease obligations and payment obligations under interest rate swap and similar agreements. See "Description of the Debentures—Subordination" for the definition of "senior indebtedness."

Certain Payment Restrictions Applicable to Us

        At any time when we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the Debentures, including the Junior Subordinated Debentures, subject to certain limited exceptions. The terms of the Debentures permit us to make any payment of current or deferred interest on our parity securities that is made pro rata to the amounts due on such parity securities (including the Debentures) and any payments of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The only parity securities currently outstanding are our Series A Debentures. The terms of the Subordinated Indenture do not limit the amount of parity securities that we may issue.

        See "Description of the Debentures—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances" in this prospectus supplement.

Redemption of the Debentures

        We may elect to redeem the Debentures:

  •
  in whole at any time or in part from time to time on or after                    , 2023 at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least

    $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, must remain outstanding after giving effect to such redemption;

  •
  in whole, but not in part, at any time prior to                    , 2023, within 90 days of the occurrence of a "tax event" at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; or

  •
  in whole, but not in part, at any time prior to                    , 2023, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to their principal amount or, if greater, a "make-whole redemption price," in each case plus accrued and unpaid interest to, but excluding, the date of redemption.

        For more information and the definitions of "tax event," "rating agency event" and "make-whole redemption price," see "Description of the Debentures—Redemption" in this prospectus supplement.

Events of Default

        An "event of default" with respect to the Debentures will occur only upon certain events of bankruptcy, insolvency or receivership involving us. If an event of default occurs and continues, the principal amount of the Debentures will automatically become due and payable without any declaration or other action on the part of the Trustee (as defined below) or any holder of the Debentures.

        There is no right of acceleration in the case of any payment default or other breaches of covenants under the Subordinated Indenture (as defined below) or the Debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Debentures, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay will have continued for 30 calendar days after the conclusion of any deferral period), the holder of a Debenture may, or if directed by the holders of a majority in principal amount of the Debentures the Trustee will, subject to the conditions set forth in the Subordinated Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Form and Denomination

        The Debentures will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Debentures will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, Luxembourg ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. We will issue certificated Debentures only in the limited circumstances described under "Description of the Debentures—Book-Entry System" in this prospectus supplement.

The Indenture and the Trustee

        The Debentures will be issued pursuant to the Subordinated Indenture, dated as of November 25, 1996, between us and U.S. Bank National Association, as trustee (or any successor, the "Trustee") and paying agent (or any successor, the "Paying Agent") (successor in interest to State Street Bank and Trust Company), as amended by the third supplemental indenture dated as of July 23, 1999, and the fourth supplemental indenture dated as of June 12, 2000, and as supplemented by a supplemental indenture to be dated as of the issue date of the Debentures (as so amended and supplemented, the "Subordinated Indenture").

Listing

        The Debentures are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system.

Governing Law

        The Subordinated Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors

        See "Risk Factors" beginning on page S-7 of this prospectus supplement and similar sections in our filings with the Securities and Exchange Commission (the "SEC") incorporated by reference herein before buying any of the Debentures offered hereby.

Use of Proceeds

        We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $                .

        We intend to use the net proceeds from this offering of Debentures, together with the net proceeds of any additional offerings that are part of our capital management plan (the "Additional Offerings") and cash on hand, for the repayment of the commercial paper borrowings made in connection with the repurchase of our senior and subordinated debt securities pursuant to our recent Tender Offers, to fund the 2014 Debt Repayment, as described under "—Recent Developments", for the repurchase of our common stock in open market purchases from time to time or through an accelerated repurchase program and for general corporate purposes. As of July 31, 2013, we had approximately $500 million of commercial paper outstanding relating to the Tender Offers, with a weighted average interest rate of approximately 0.30% per annum and a weighted average remaining maturity of approximately 13 days. Pending the application of the net proceeds from this offering, we may invest the net proceeds in short-term interest bearing, investment-grade securities or similar assets.

Conflicts of Interest

        Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program or hold any of the notes subject to the 2014 Debt Repayment. Such payments may constitute a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Consequently, this offering will be conducted in accordance with the requirements of FINRA Rule 5121.

RISK FACTORS

        Your investment in the Debentures will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Debentures before deciding whether an investment in the Debentures is suitable for you. In addition to the risk factors relating to the Debentures set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 and our other periodic reports. The Debentures will not be an appropriate investment for you if you are not knowledgeable about significant features of the Debentures or financial matters in general. You should not purchase the Debentures unless you understand, and know that you can bear, these investment risks.

We have the right to defer interest payments for one or more periods of up to five consecutive years.

        We have the right at one or more times to defer interest on the Debentures for one or more consecutive interest periods that do not exceed five years. During any such deferral period, holders of Debentures will receive limited or no current payments on the Debentures. At the end of a deferral period, if all amounts due are paid, we may start a new deferral period of up to five years. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the five-year deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the Debentures.

Deferral of interest payments and other characteristics of the Debentures could adversely affect the market price of the Debentures.

        The market price of the Debentures is likely to be adversely affected if we defer payments of interest on the Debentures. As a result of our deferral right or if investors perceive that there is a likelihood that we will exercise our deferral right, the market for the Debentures may become less active, and the market price of the Debentures may be more volatile than the market prices of other securities that are not subject to deferral. If we do defer interest on the Debentures and you sell your Debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Debentures until we pay the deferred interest at the end of the applicable deferral period.

The Subordinated Indenture does not limit the amount of senior, parity or junior indebtedness we may issue, and other future liabilities may rank senior to or equally with the Debentures in right of payment or upon liquidation.

        The Debentures will be subordinate and junior in right of payment to our existing and future senior indebtedness, which means we cannot make any payments on the Debentures if we are in default on any of our indebtedness that is senior to the Debentures. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior indebtedness in full before any payment may be made on the Debentures.

        Our senior indebtedness includes all of our obligations for money borrowed (other than the Debentures and other obligations issued under the Subordinated Indenture), as well as other obligations such as capital leases, but will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the Debentures including the Junior Subordinated Debentures, which rank junior to the Debentures and (3) indebtedness that is by its term equal in right of payment to the Debentures.

        The terms of the Subordinated Indenture do not limit our ability to incur additional debt, whether secured or unsecured, and including indebtedness that ranks senior or junior to, or on parity with, the Debentures upon our liquidation or in right of payment as to principal or interest.

        As of June 30, 2013 we had indebtedness for money borrowed at the parent holding company level of $5.9 billion, as reported on our consolidated statement of financial position, of which $4.7 billion would be senior to the Debentures upon liquidation. This does not include obligations, including policyholder claims, of our subsidiaries, to which holders of the Debentures are structurally subordinated (see "—Our ability to meet our obligations under the Debentures is dependent upon distributions from our subsidiaries and the Debentures will be effectively subordinated to the obligations of our subsidiaries.").

Our ability to meet our obligations under the Debentures is dependent upon distributions from our subsidiaries and the Debentures will be effectively subordinated to the obligations of our subsidiaries.

        We are a holding company with no significant operations of our own. Our principal asset is our ownership of our subsidiaries. As such, we receive substantially all of our revenue from dividends from our subsidiaries. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends to us also is restricted by regulations that set standards of solvency that must be met and maintained, the nature of and limitation on investments, the nature of and limitations on dividends to policyholders and shareholders, the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business, primarily in workers' compensation insurance lines. In addition, competitive pressures generally require the subsidiaries to maintain insurance financial strength ratings. These restrictions and other regulatory requirements affect the ability of the subsidiaries to make dividend payments. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the Debentures.

        Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to make payments of principal and interest on the Debentures from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our Debentures will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of June 30, 2013, our subsidiaries had total liabilities of $93.4 billion, all of which would effectively rank senior to the Debentures upon our liquidation.

We may redeem the Debentures on or after                        , 2023, and at any time in the event of a tax event or rating agency event.

        We may redeem the Debentures in whole at any time or in part from time to time on or after                        , 2023 at a redemption price equal to their principal amount plus accrued and unpaid

interest to, but excluding, the date of redemption. Prior to                        , 2023, we may also redeem the Debentures in whole, but not in part, at any time within 90 days after the occurrence of (i) a "tax event" at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption or (ii) a "rating agency event" at a redemption price equal to their principal amount or, if greater, a make-whole redemption price, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. If the Debentures are redeemed, the redemption may be a taxable event to you. See "Certain Material United States Federal Income Tax Considerations—United States Holders—Sale, Exchange, Redemption or Other Disposition of Debentures" in this prospectus supplement.

        Events that would constitute a "tax event" or a "rating agency event" could occur at any time and could result in the Debentures being redeemed earlier than would otherwise be the case. In the event we choose to redeem the Debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures.

If interest payments on the Debentures are deferred, holders of the Debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

        If we were to defer interest payments on the Debentures, the Debentures would be treated as issued with original issue discount ("OID") at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder's regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the Debentures as taxable income. See "Certain Material United States Federal Income Tax Considerations—United States Holders—Interest Income and Original Issue Discount" in this prospectus supplement.

A holder of the Debentures will not have rights of acceleration in the case of payment defaults or other breaches of covenants.

        The only event of default under the Subordinated Indenture consists of specific events of bankruptcy, insolvency or receivership relating to us. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the Subordinated Indenture.

Uncertainty relating to the LIBOR calculation process and changes thereto may adversely affect the value of your Debentures.

        From, and including,                        , 2023 to, but excluding, the maturity date or any earlier redemption date, the Debentures will bear interest at interest rates based on LIBOR. Regulators and law enforcement agencies from a number of governments are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association (the "BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it would otherwise have been. Any such manipulation could have occurred over a substantial period of time.

        Following recommendations from the Wheatley Review in the United Kingdom, new legislation on the supervision and regulation of LIBOR rates commenced on April 1, 2013. However, it is still not possible to predict the effect of these changes in the methods pursuant to which LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the United Kingdom and elsewhere. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the trading market for LIBOR-based securities, the value of the Debentures and any payments linked to LIBOR thereunder.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

        In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during a floating-rate interest period, and you should not take the historical levels of three-month LIBOR rate as an indication of its future performance.

An active after-market for the Debentures may not develop.

        The Debentures have no established trading market. We cannot assure you that an active after-market for the Debentures will develop or be sustained or that holders of the Debentures will be able to sell their Debentures at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Debentures, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debentures. The Debentures are not listed and we do not plan to apply to list the Debentures on any securities exchange or to include them in any automated dealer quotation system.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the Debentures.

        The market price of the Debentures would depend on many factors, including:

  •
  our credit ratings with major credit rating agencies, including with respect to the Debentures;

  •
  prevailing interest rates;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  general economic and financial market conditions;

  •
  investors' perceptions of us;

  •
  our issuance of debt;

  •
  our election to defer interest payments on the Debentures (see "—Deferral of interest payments and other characteristics of the Debentures could adversely affect the market price of the Debentures");

  •
  economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit concerns in Europe and other key economies;

  •
  variations in our financial results; and

  •
  our operating results, financial condition, financial performance and future prospects.

        The price of the Debentures may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Debentures. In addition, if you attempt to sell the Debentures prior to maturity, their market value, if any, may be less than what you paid due to the inclusion in the public offering price of the underwriting discount.

        In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Debentures.

We may make certain payments on parity securities during a deferral period.

        The terms of the Debentures permit us to make (i) any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the Debentures) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. "Parity securities" means indebtedness that by its terms ranks in right of payment upon our liquidation on a parity with the Debentures. The only parity securities currently outstanding are our Series A Debentures. The terms of the Subordinated Indenture do not limit the amount of parity securities that we may issue.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of these computations, earnings consist of income from operations before income tax, and fixed charges consist of interest on indebtedness, interest factor of annual rental expense, and interest credited to contractholder funds.

	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(1)	2.9X	2.9X	1.5X	1.5X	1.5X	—X

(1)
Earnings for the year ended December 31, 2008 were insufficient to cover fixed charges by $2.82 billion.

USE OF PROCEEDS

        We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $                .

        We intend to use the net proceeds from this offering of Debentures, together with the net proceeds of the Additional Offerings, if any, and cash on hand, for the repayment of certain commercial paper borrowings made in connection with the repurchase of our senior and subordinated debt securities pursuant to our recent Tender Offers, to fund the 2014 Debt Repayment, as described under "Prospectus Supplement Summary—Recent Developments", for the repurchase of our common stock in open market purchases from time to time or through an accelerated repurchase program and for general corporate purposes. As of July 31, 2013, we had approximately $500 million of commercial paper outstanding relating to the Tender Offers, with a weighted average interest rate of approximately 0.30% per annum and a weighted average remaining maturity of approximately 13 days. Pending the application of the net proceeds from this offering, we may invest the net proceeds in short-term interest bearing, investment-grade securities or similar assets.

        Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program or hold any of the notes subject to the 2014 Debt Repayment. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2013 and as adjusted to give effect to this offering of Debentures. See "Prospectus Supplement Summary—Recent Developments". The following data should be read in connection with our condensed consolidated financial statements and notes, which are incorporated by reference.

	As of June 30, 2013
	Actual	As Adjusted
	(in millions)
Short-term debt	$500		$500
Series B % Fixed-to-Floating Rate Subordinated Debentures due 2053	—
Other long-term debt	5,475		5,475

Total debt	5,975

Preferred stock and additional capital paid-in	278		278
Common stock and additional capital paid-in	3,114		3,114
Unrealized net capital gains and losses	1,651		1,651
Unrealized foreign currency translation adjustments	37		37
Unrecognized pension and other postretirement benefit cost	(1,638)		(1,638)
Retained income	34,691		34,691
Deferred ESOP expense	(39)		(39)
Treasury stock, at cost	(18,225)		(18,225)

Total shareholders' equity	$19,869		$19,869

Total capitalization	$25,844	$

 SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth selected consolidated statements of operations and financial position data and other data for the periods indicated. The financial data for each of the five years in the period ended December 31, 2012 are derived from our audited consolidated financial statements. The financial data for the six-month periods ended June 30, 2013 and 2012 are derived from our unaudited condensed consolidated financial statements. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto contained in our other filings with the SEC available as described under "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus.

	As of or for the six months ended June 30,		As of or for the year ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in millions)
Consolidated statements of operations data:
Insurance premiums and contract charges	$14,790	$14,408	$28,978	$28,180	$28,125	$28,152	$28,862
Net investment income	1,967	2,037	4,010	3,971	4,102	4,444	5,622
Realized capital gains and losses	493	195	327	503	(827)	(583)	(5,090)
Total revenues	17,250	16,640	33,315	32,654	31,400	32,013	29,394
Benefits, claims, expenses and other	15,608	14,932	30,027	31,688	30,319	30,728	32,214
Gain (loss) on disposition of operations	2	6	18	(7)	19	15	5
Income tax expense (benefit)	501	525	1,000	172	189	412	(1,273)
Net income (loss)	1,143	1,189	2,306	787	911	888	(1,542)
Consolidated financial position data:
Investments	$92,315	$97,320	$97,278	$95,618	$100,483	$99,833	$95,998
Total assets	121,480	125,535	126,947	125,193	130,500	132,209	134,351
Reserve for claims and claims expense, life-contingent contract benefits and contractholder funds	71,588	75,867	75,502	77,113	81,113	84,659	90,750
Short-term debt	500	—	—	—	—	—	—
Long-term debt	5,475	6,058	6,057	5,908	5,908	5,910	5,659
Shareholders' equity	19,869	19,475	20,580	18,298	18,617	16,184	12,121
Equity	19,869	19,475	20,580	18,326	18,645	16,213	12,153

DESCRIPTION OF THE DEBENTURES

        The following is a description of the material terms of the Debentures and the Subordinated Indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Debentures and the Subordinated Indenture referred to below, copies of which are available upon request from us.

        The Debentures will be issued pursuant to the Subordinated Indenture, dated as of November 25, 1996, between us and U.S. Bank National Association, as trustee (or any successor, the "Trustee") and paying agent (or any successor, the "Paying Agent") (successor in interest to State Street Bank and Trust Company), as amended by the third supplemental indenture dated as of July 23, 1999, and the fourth supplemental indenture dated as of June 12, 2000, and as supplemented by a supplemental indenture to be dated as of the issue date of the Debentures (as so amended and supplemented, the "Subordinated Indenture"). You should read the Subordinated Indenture for provisions that may be important to you.

        When we use the term "holder" in this prospectus supplement with respect to registered Debentures, we mean the person in whose name such Debentures are registered in the security register. We expect that the Debentures will be held in book-entry form only, as described below under "—Book-Entry System," and will be held in the name of DTC or its nominee.

        The Subordinated Indenture does not limit the amount of debt that we or our subsidiaries may incur under the Subordinated Indenture or under other indentures to which we are or become a party or otherwise. The Debentures are not convertible into or exchangeable for shares of our common stock, our authorized preferred stock or any other securities.

General

        We will initially issue $             million aggregate principal amount of Debentures. We may, without the consent of holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions as the Debentures being offered hereby in all respects, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the additional Debentures and first interest payment date, and with the same CUSIP number as the Debentures offered hereby, so long as such additional Debentures are fungible for U.S. federal income tax purposes with the Debentures offered hereby. No such additional Debentures may be issued if an event of default with respect to the Debentures has occurred and is continuing. The Debentures offered hereby and any such additional Debentures would rank equally and ratably in right of payment and would be treated as a single series of subordinated debt securities for all purposes under the Subordinated Indenture.

        The Debentures will mature on                        , 2053 (the "maturity date"). If that day is not a business day, payment of principal and interest will be due on the next business day. The Debentures will be unsecured, subordinated and junior in right of payment to all of our senior indebtedness (as defined under "—Subordination" below) and will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. The Debentures will rank senior in right of payment with our trade creditors and with debt that by its terms does not rank senior to or on parity with the Debentures, including the Junior Subordinated Debentures. In addition, the Debentures will rank senior and have priority in right of payment with respect to all of our capital stock. The Debentures will rank equally in right of payment with debt that by its terms ranks on parity with the Debentures. The only parity securities currently outstanding are our Series A Debentures.

Interest Rate and Interest Payment Dates

Fixed-Rate Period

        From, and including,            , 2013 to, but excluding,                         , 2023 or any earlier redemption date, the Debentures will bear interest at the annual rate of            %, and we will pay accrued interest semi-annually in arrears on                        and                         of each year (or if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on                        , 2014 and ending on                        , 2023, subject to our rights and obligations under "—Option to Defer Interest Payments." We refer to these dates as "fixed-rate interest payment dates" and we refer to the period from, and including,                  , 2013 to, but excluding, the first fixed-rate interest payment date and each successive period from, and including, a fixed-rate interest payment date to, but excluding, the next fixed-rate interest payment date as a "fixed-rate interest period."

        Interest payments will be made to the persons or entities in whose names the Debentures are registered at the close of business on                        and                         (whether or not a business day), as the case may be, immediately preceding the relevant fixed-rate interest payment date. The amount of interest payable for any fixed-rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        "Business day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, (iii) a day on which the corporate trust office of the Trustee is closed for business or (iv) on or after                         , 2023, a day that is not a London banking day.

Floating-Rate Period

        From, and including,                        , 2023 to, but excluding, the maturity date or any earlier redemption date, the Debentures will bear interest at an annual rate equal to three-month LIBOR (as defined below), plus            %, and we will pay accrued interest quarterly in arrears on                        ,                         ,                         and                         (or if any of these days is not a business day, on the next business day, except that, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of that postponement or earlier payment) (the "floating-rate interest payment dates" and, together with the fixed-rate interest payment dates, the "interest payment dates"), beginning on                         , 2023, subject to our rights and obligations under "—Option to Defer Interest Payments." We refer to the period from, and including,                        , 2023 to, but excluding, the first floating-rate interest payment date and each successive period from and including a floating-rate interest payment date to, but excluding, the next floating-rate interest payment date as a "floating-rate interest period" and, together with each fixed-rate interest period, an "interest period." We will pay such accrued interest to the persons or entities in whose names the Debentures are registered at the close of business on                        ,                         ,                         and                         (whether or not a business day), as the case may be, immediately preceding the relevant floating-rate interest payment date. The amount of interest payable for any floating-rate interest period will be computed on the basis of a 360-day year and the actual number of days elapsed.

        For the purposes of calculating interest due on the Debentures during any floating rate interest period:

  •
  "Three-month LIBOR" means, with respect to any floating-rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that floating-rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating-rate interest period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that floating-rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that floating-rate interest period will be the same as three-month LIBOR as determined for the previous floating-rate interest period or, in the case of the interest period beginning on                        , 2023,             %. The establishment of three-month LIBOR for each floating-rate interest period by the Calculation Agent will (in the absence of manifest error) be final and binding.

  •
  "Calculation Agent" means U.S. Bank National Association, or any other firm appointed by us, acting as calculation agent.

  •
  "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

  •
  "LIBOR determination date" means the second London banking day (as defined below) immediately preceding the first day of the relevant floating-rate interest period.

  •
  "London banking day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

Option to Defer Interest Payments

        So long as no event of default with respect to the Debentures has occurred and is continuing, we may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive interest periods that do not exceed five years. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default (which, under the Subordinated Indenture, is limited to certain events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the Debentures.

        During a deferral period, interest will continue to accrue on the Debentures, and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a "deferral period" refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures.

When we use the term "interest" in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

        At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest. If we have paid all deferred interest (including compounded interest thereon) on the Debentures, we can again defer interest payments on the Debentures as described above.

        We will give the holders of the Debentures and the Trustee written notice of our election to commence or continue a deferral period at least one and not more than 60 business days before the next interest payment date.

        We have no present intention to defer interest payments.

Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances

        We will agree in the Subordinated Indenture that, so long as any Debentures remain outstanding, if (i) we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced, or (ii) a deferral period is continuing; then we will not, nor will we permit our subsidiaries to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

  •
  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the Debentures; or

  •
  make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the Debentures.

        The restrictions listed above do not apply to:

  •
  any purchase, redemption or other acquisition of shares of our capital stock in connection with:

  •
  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

  •
  the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable deferral period;

  •
  a dividend reinvestment or shareholder purchase plan; or

  •
  the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

  •
  any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

  •
  any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

  •
  any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

  •
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

  •
  (i) any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the Debentures ("parity securities") that is made pro rata to the amounts due on such parity securities (including the Debentures) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

        For the avoidance of doubt, no terms of the Debentures will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Redemption

        The Debentures are redeemable at our election on or after                        , 2023 or within 90 days after the occurrence of certain events prior to                        , 2023, in each case at the applicable redemption price set forth below and are not subject to any sinking fund or similar provisions.

        We may redeem the Debentures:

  •
  in whole at any time or in part from time to time on or after                        , 2023 at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, must remain outstanding after giving effect to such redemption;

  •
  in whole, but not in part, at any time prior to                        , 2023, within 90 days of the occurrence of a "tax event" at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; or

  •
  in whole, but not in part, at any time prior to                        , 2023, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to their principal amount or, if greater, a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption.

        For the purposes of the preceding bullet point:

  •
  "make-whole redemption price" means, with respect to a redemption of the Debentures in whole prior to                        , 2023, the present value of a principal payment on                        , 2023 and scheduled payments of interest that would have accrued from the redemption date to                        , 2023 on the Debentures being redeemed (excluding any accrued and unpaid interest for the period prior to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate (as such make-whole redemption price will be determined and provided to us by the treasury dealer) plus            %;

  •
  "treasury rate" means the semi-annual equivalent yield to maturity of the "treasury security" that corresponds to the "treasury price" (calculated in accordance with standard market practice and computed by the treasury dealer as of the second trading day preceding the redemption date);

  •
  "treasury security" means the United States Treasury security that the "treasury dealer" determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

  •
  "treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the Wall Street Journal in the table entitled "Treasury Bonds, Notes and Bills", except that: (i) if that table (or any successor table) is not published or does not contain that price information on that trading day, or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

  •
  "treasury dealer" means one of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. or Goldman, Sachs & Co. (or their successors), as selected by us, or if all of the foregoing refuse to act as treasury dealers for this purpose or cease to be primary U.S. Government securities dealers, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

        "Tax event" means the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

  •
  amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the initial issuance of the Debentures;

  •
  official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the initial issuance of the Debentures; or

  •
  threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which challenge is asserted against us or becomes publicly known on or after the initial issuance of the Debentures;

there is more than an insubstantial increase in the risk that interest payable by us on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

        "Rating agency event" means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that then publishes a rating for us (a "rating agency") and amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:

  •
  the shortening of the length of time the Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Debentures; or

  •
  the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Debentures.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

        We may not redeem the Debentures in part unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.

        In the event of any redemption, neither we nor the Trustee will be required to:

  •
  issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the close of business on the day of mailing the notice of redemption; or

  •
  transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

Defeasance

        The Subordinated Indenture provides that we will be deemed to have paid and discharged the entire indebtedness represented by the Debentures ("defeasance"), if:

  •
  we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders (i) cash, (ii) U.S. government obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal (and premium, if any) and interest on the Debentures and on the due dates thereof;

  •
  such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  we have delivered to the Trustee an opinion of independent legal counsel satisfactory to the Trustee confirming that (i) we have received from, or there has been published by, the IRS a ruling or (ii) since the issue date of the Debentures, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Debentures shall have occurred and be continuing on the date of such deposit;

  •
  such defeasance will not cause the Trustee to have a conflicting interest with respect to any of our securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

  •
  we have delivered to the Trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance have been complied with.

Subordination

        The payment of the principal of and interest on the Debentures is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness.

        Subject to the qualifications described below, the term "senior indebtedness" is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

  •
  all of our obligations (other than obligations pursuant to the Subordinated Indenture and the Debentures) for money borrowed;

  •
  all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

  •
  all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  all of our reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  •
  all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

  •
  all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

  •
  all compensation and reimbursement obligations of ours to the Trustee pursuant to the Subordinated Indenture; and

  •
  all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness;

except, in each case, the Debentures, the Series A Debentures, the Junior Subordinated Debentures and (i) indebtedness incurred for the purchase of goods, materials, or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business (i.e., trade accounts payable), (ii) any indebtedness which by its terms expressly provides that it is not superior in right or payment to the Debentures, (iii) any of our indebtedness owed to a person who is our subsidiary or employee or (iv) any liability for federal, state, local or other taxes owed or owing by us or our subsidiaries.

        The Debentures will rank senior to the Junior Subordinated Debentures and all of our equity securities and will rank equally in right of payment to parity securities. The only parity securities currently outstanding are our Series A Debentures.

        All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business, as well as obligations to policyholders, are effectively senior to the Debentures to the extent of the assets of such subsidiaries. As of June 30, 2013, we had indebtedness for money borrowed at the parent holding company level of $5.9 billion, as reported on our consolidated statement of financial position, of which $4.7 billion would be senior to the Debentures upon liquidation, and our subsidiaries had total liabilities of $93.4 billion, all of which would effectively rank senior to the Debentures upon liquidation. In addition, the Debentures would be subordinated to our other senior indebtedness, including capital lease obligations and payment obligations under interest rate swap and similar agreements.

        If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Debentures:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

        In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the Debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

        If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other parity securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures, including the Junior Subordinated Debentures.

        If we violate the Subordinated Indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

        Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Subordinated Indenture in connection with the Debentures.

        The Subordinated Indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Denominations

        The Debentures will be issued only in registered form, without coupons, in denominations of $1,000 each and integral of $1,000 in excess thereof. We expect that the Debentures will be held in book-entry form only, as described under "—Book-Entry System," and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

        The Subordinated Indenture generally permits a consolidation or merger between us and another entity. It also permits the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Subordinated Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Subordinated Indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the Subordinated Indenture exists; and

  •
  certain other conditions as prescribed in the Subordinated Indenture are met.

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Subordinated Indenture, the resulting or acquiring entity will be substituted for us in such Subordinated Indenture with the same effect as if it had been an original party to the Subordinated Indenture. As a result, such successor entity may exercise our rights and powers under the Subordinated Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Subordinated Indenture and under the Debentures.

Events of Default; Waiver and Notice

        An "event of default" with respect to the Debentures will occur only upon certain events of bankruptcy, insolvency or receivership involving us.

        The Subordinated Indenture refers to breaches that are not "events of default" as "defaults." They include, among other things:

  •
  the failure to pay interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

  •
  the failure to pay principal of or premium, if any, on the Debentures when due; or

  •
  the failure to comply with our covenants under the Subordinated Indenture.

        A "default" also includes, for example, a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of Debentures may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

        If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no "default" arises from our non-payment of interest on such interest payment date.

        The Subordinated Indenture provides that the Trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the Trustee. However, except in the case of a default in payment on the Debentures, the Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

        If an event of default under the Subordinated Indenture occurs, the entire principal amount of the Debentures will automatically become due and payable without any declaration or other action on the part of the Trustee or any holder of the Debentures. There is no right of acceleration in the case of any payment default or other breaches of covenants under the Subordinated Indenture or the Debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Debentures including any compound interest (and, in the case of payment of deferred interest, such failure to pay will have continued for 30 calendar days after the conclusion of the deferral period), the holder of a Debenture may, or if directed by the holders of a majority in principal amount of the Debentures, the Trustee will, subject to the conditions set forth in the Subordinated Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

        The holders of a majority in aggregate principal amount of the outstanding Debentures may waive any past default, except:

  •
  a default in payment of principal or interest; or

  •
  a default under any provision of the Subordinated Indenture that itself cannot be modified or amended without the consent of the holders of all outstanding Debentures.

        The holders of a majority in principal amount of the Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to the provisions of the Subordinated Indenture.

        We are required to file an officers' certificate with the Trustee each year that states, to the knowledge of the certifying officers, whether we have complied with all conditions and covenants under the terms of the Subordinated Indenture.

        Other than the duty to provide notice of default to holders, the Trustee will have no right or obligation under the Subordinated Indenture or otherwise to exercise any remedies on behalf of any holders of the Debentures pursuant to the Subordinated Indenture in connection with any "default," unless such remedies are available under the Subordinated Indenture and the Trustee is directed to exercise such remedies by the holders of a majority in principal amount of the Debentures pursuant to and subject to the conditions of the Subordinated Indenture. In connection with any such exercise of remedies the Trustee will be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such "default" were an "event of default."

Actions Not Restricted by Subordinated Indenture

        The Subordinated Indenture does not contain restrictions on our ability to:

  •
  incur, assume or become liable for any type of debt or other obligation;

  •
  create liens on our property for any purpose;

  •
  purchase or redeem or make any payments with respect of capital stock or other securities ranking on parity with the Debentures or junior in right of payment to the Debentures, including the Junior Subordinated Debentures, except as set forth under "—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances" above; or

  •
  make any payment on, purchase, redeem or retire, any senior indebtedness.

        The Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Subordinated Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Debentures.

Modification of Subordinated Indenture

        Under the Subordinated Indenture, certain of our rights and obligations and certain of the rights of holders of the Debentures may be modified or amended without the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debentures. However, the following modifications and amendments, among others, will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon);

  •
  a change in the manner of calculating payments due on the Debentures in a manner adverse to holders of Debentures;

  •
  a reduction in the requirements contained in the Subordinated Indenture for quorum or voting;

  •
  a change in the place of payment for any payment on the Debentures that is adverse to holders of the Debentures or a change in the currency in which any payment on the Debentures is payable;

  •
  an impairment of the right of any holder of Debentures to institute suit for the enforcement of payments on the Debentures; and

  •
  a reduction in the percentage of outstanding Debentures required to consent to a modification or amendment of the Subordinated Indenture or required to consent to a waiver of compliance with certain provisions of the Subordinated Indenture or certain defaults under the Subordinated Indenture and their consequences.

        Under the Subordinated Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Debentures may, on behalf of all holders of the Debentures, waive compliance by us with certain covenants or conditions contained in the Subordinated Indenture.

        We and the Trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for the purposes of:

  •
  evidencing the succession of another corporation to us, and the assumption by any such successor of our covenants contained in the Subordinated Indenture and the Debentures;

  •
  adding or modifying covenants of us for the benefit of the holders of the Debentures or surrendering any of our rights or powers under the Subordinated Indenture (including surrendering our right to redeem the Debentures after the occurrence of a rating agency event); provided that such addition, modification or surrender may not add events of default or acceleration events with respect to the Debentures;

  •
  evidencing and providing for the acceptance of appointment under the Subordinated Indenture by a successor trustee with respect to the Debentures;

  •
  curing any ambiguity, correcting or supplementing any provision in the Subordinated Indenture that may be defective or inconsistent with any other provision therein or in any supplemental indenture or making any other provisions with respect to matters or questions arising under the Subordinated Indenture, provided that such provisions, as so changed, corrected or modified, will not adversely affect the interests of the holders of the Debentures in any material respect; or

  •
  making any changes to the Subordinated Indenture in order for the Subordinated Indenture to conform to the final prospectus supplement relating to the Debentures.

        We will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the Debentures without the consent of the holders of at least a majority in aggregate principal amount of outstanding Debentures.

Book-Entry System

        DTC, to which we refer along with its successors in this capacity as the depositary, will act as securities depositary for the Debentures. The Debentures will be issued only as fully registered securities registered in the name of Cede & Co. ("Cede"), the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer of the global securities. So long as Cede, as the nominee of DTC, is the registered owner of any global security, Cede for all purposes will be considered the sole holder of that global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive physical delivery of certificates in definitive form and will not be considered the holders thereof.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Debentures so long as the Debentures are represented by global security certificates.

        Investors may elect to hold interests in the Debentures in global form through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

        Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear participant or Clearstream participant purchasing a beneficial interest in a global security from a participant will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in beneficial interests in such global security settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Euroclear or Clearstream as a result of sales of beneficial interests in a global security by or through a Euroclear participant or Clearstream participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Neither we nor the Trustee (or any registrar or Paying Agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or any of the participants, indirect participants, Euroclear participants or Clearstream participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures only at the direction of one or more participants whose DTC accounts are credited with interests in a global security.

        DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as banks, brokers and dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC participants are on file with the SEC.

        Purchases of Debentures under the DTC system must be made by or through DTC participants, which will receive a credit for the Debentures on DTC's records. The ownership interest of each actual purchaser of each Debentures is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Debentures, except in the limited circumstances described below in which a global security will become exchangeable for Debenture certificates registered in the manner described below.

        The deposit of Debentures with a custodian for DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debentures; DTC's records reflect only the identity of the participants to whose accounts such

Debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Principal and interest payments on the Debentures will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is our responsibility, disbursement of those payments to participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of participants and indirect participants. Neither we nor the Trustee (or any registrar or Paying Agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

        DTC may discontinue providing its services as securities depositary with respect to the Debentures at any time by giving reasonable notice to us.

        The global security will terminate and interests in it will be exchanged for physical certificates representing the Debentures only in the following situations:

  •
  DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global securities or ceases to be a "clearing agency" registered under the Exchange Act and we notify the Trustee that we are unable to locate a qualified successor;

  •
  an event of default, as described under "Description of the Debentures—Events of Default; Waiver and Notice" in this prospectus supplement, under the Debentures has occurred and is continuing; or

  •
  we, in our sole discretion and subject to the procedures of the depositary, determine that any or all of the Debentures will no longer be represented by global securities.

        In those situations, the Debentures represented by a global security that is exchangeable pursuant to this paragraph will be exchangeable for Debenture certificates registered in the names directed by the depositary, with the same terms and in authorized denominations. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Governing Law

        The Subordinated Indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Trustee

        The Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act of 1939, as amended. Other than its duties in a case of default, the Trustee is under no obligation to exercise any of the powers under the Subordinated Indenture at the request, order or direction of any holders of Debentures unless offered reasonable indemnification. The Trustee and its affiliates also perform certain commercial and investment banking services for us for which they receive customary fees. The Trustee will be the Paying Agent and transfer agent for the Debentures.

Miscellaneous

        We or our affiliates may from time to time purchase any of the Debentures that are then outstanding by tender, in the open market or by private agreement.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures. It is the opinion of Willkie Farr & Gallagher LLP, our counsel. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to Debentures that are held as "capital assets", within the meaning of the Code, by a holder (as defined below) who purchases Debentures in the initial offering at their "issue price" (i.e., the first price at which a substantial amount of the Debentures is sold to the public).

        This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the Debentures as part of a "straddle," "hedge," "conversion" or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell Debentures as part of a wash sale for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

        For purposes of this discussion, a "United States holder" is a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  any other person that is subject to U.S. federal income taxation on a net income basis.

        For purposes of this discussion, a "non-United States holder" is a beneficial owner of a Debenture that is not a "United States holder," and "holders" refers to United States holders and non-United States holders. Neither the term "non-United States holder" nor the term "United States holder" includes a partnership for U.S. federal income tax purposes. If any entity treated as a partnership for U.S. federal income tax purposes holds the Debentures, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the Debentures.

Persons considering the purchase of the Debentures should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

        The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the Debentures, the Debentures will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service ("IRS") or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

        We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

United States Holders

Interest Income and Original Issue Discount

        It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the Debentures will not be issued with OID for U.S. federal income tax purposes.

        Treasury regulations provide that the possibility that interest on the Debentures might be deferred could result in the Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote and therefore that the possibility of such deferral will not result in the Debentures being treated as issued with OID. Accordingly, interest paid on the Debentures should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder's method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term "remote," as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

        If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder's regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income.

Sale, Exchange, Redemption or Other Disposition of Debentures

        Upon the sale, exchange, redemption or other disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder's income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder's adjusted tax basis in the Debenture. Assuming that interest payments on the Debentures are not deferred and that the Debentures are not treated as issued with OID, a United States holder's adjusted tax basis in a Debenture generally will be its initial purchase price. If the Debentures are treated as issued with OID, a United States holder's adjusted tax basis in a Debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder's gross income to the date of disposition and decreased by payments received on the Debenture since and including the date that the Debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Medicare Tax

        A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its interest income and its net gains from the disposition of Debentures, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debentures.

Non-United States Holders

        Subject to the discussion below of backup withholding and FATCA (as defined below) withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders.

          (a)   Payments of interest (including OID, if applicable) on the Debentures to a non-United States holder generally will not be subject to U.S. federal income or withholding tax; provided that (i) the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the non-United States holder is not a controlled foreign corporation that is related to us through actual or deemed stock ownership, (iii) such interest is not effectively connected with the conduct by the non-United States holder of a trade or business within the United States and (iv) the non-United States holder either (a) provides its name and address on an IRS Form W-8BEN (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code or (b) holds the Debentures through certain foreign intermediaries and the intermediary and the non-United States holder satisfy the certification or documentation requirements of applicable U.S. Treasury regulations; and

          (b)   a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a Debenture, unless (i) such gain is effectively connected with the conduct by such non-United States holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-United States holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-United States holder's conduct of a trade or business within the United States (and a non-United States holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above) or (ii) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the non-United States holder will be subject to a tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S source capital gains recognized during the same taxable year over the non-United States holder's U.S. source capital losses recognized during such taxable year.

        If a non-United States holder cannot satisfy the requirements in paragraph (a) above, payments of interest made to such non-United States holder will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless such non-United States holder timely provides the withholding agent with a properly executed IRS Form W-8 claiming an exemption from withholding or a reduction in the

U.S. federal withholding tax rate. If interest on the Debentures is effectively connected with the conduct by a non-United States holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-United States holder), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. federal withholding tax so long as the relevant non-United States holder timely provides the withholding agent with the appropriate documentation.

Additional Withholding Requirements

        Pursuant to Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder and a recently issued IRS notice ("FATCA"), if there is a "significant modification" of the Debentures after June 30, 2014, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, or on the gross proceeds from the sale or other taxable disposition of the Debentures on or after January 1, 2017, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the Debentures as a result of a holder's failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the Issuer nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Non-United States holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the Debentures.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9, certifying that the United States holder is not subject to backup withholding. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Debenture if the statement referred to in clause (a)(iii) of the paragraph under the heading "—Non-United States Holders" has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the Debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

 CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase, holding and, to the extent relevant, disposition of Debentures by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each, a "Plan").

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF THE DEBENTURES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF THE DEBENTURES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF DEBENTURES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General Fiduciary Matters

        A fiduciary of a Plan should consider the fiduciary standards of ERISA or Similar Laws in the context of the Plan's particular circumstances before authorizing an investment in the Debentures. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code. In addition, ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under Similar Laws.

        In considering the purchase, holding and, to the extent relevant, disposition of Debentures with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14)

of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        We and certain of our affiliates, as well as the underwriters, may be parties in interest or disqualified persons with respect to ERISA Plans. The acquisition, holding or disposition of the Debentures by a Plan with respect to which we, the underwriters or any of our respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Debentures are acquired, held or disposed of pursuant to an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Debentures are acquired, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the Debentures should not be acquired or held by any person investing "plan assets" of any Plan or Non-ERISA Arrangement unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        Any acquiror or holder of the Debentures or any interest therein will be deemed to have represented by its acquisition and holding of the Debentures or any interest therein that it either (1) is not a Plan (whether an ERISA Plan or Non-ERISA Arrangement) and is not acquiring or holding the Debentures on behalf of or with the assets of any Plan (whether an ERISA Plan or Non-ERISA Arrangement) or (2) the acquisition and holding of the Debentures will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the Debentures on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, whether an exemption would be applicable to the purchase and holding of the Debentures and the potential consequences of any acquisition or holding under Similar Laws, as applicable. Acquirors of the Debentures have exclusive responsibility for ensuring that their acquisition and holding of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The transfer of any Debentures to a Plan or

Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that an investment in the Debentures meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

        J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. are joint book-runners for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective principal amount of Debentures listed opposite their names below:

Underwriters	Principal Amount of Debentures
J.P. Morgan Securities LLC	$
Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.

Total	$

        The underwriters are committed to take and pay for all of the Debentures being offered, if any are taken.

        The representatives have advised us that the underwriters propose initially to offer the Debentures to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of        % of the principal amount per Debenture. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the principal amount per Debenture to other dealers. If all the Debentures are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters right to reject any order in whole or in part.

        We will pay an underwriting discount of        % of the principal amount per Debenture, and a total underwriting discount for the Debentures of $            .

        We estimate that our total expenses for this offering will be approximately $1.0 million (excluding the underwriting discount).

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The Debentures will not be listed on any securities exchange. Currently there is no public trading market for the Debentures. We have been advised by the underwriters that the underwriters intend to make a market in the Debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures.

        In connection with the offering, the underwriters may purchase and sell Debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Debentures. As a result, the price of the Debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the latter of (i) the termination of trading restrictions for the Debentures, as notified to us by the representatives or their counsel and (ii) the time of delivery for the Debentures, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on our behalf will, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Debentures.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates act as agents and/or lenders under our credit agreement.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Debentures offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program or hold any of the notes subject to the 2014 Debt Repayment. Such payments may constitute a "conflict of interest" under Rule 5121 of FINRA. Consequently, this offering will be conducted in accordance with the requirements of FINRA Rule 5121.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer to the public of the Debentures which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State other than:

  •
  to legal entities which are qualified investors as defined in the Prospectus Directive;

  •
  to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Debentures will require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, (i) the expression an "offer to the public" in relation to any Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and (iii) the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        We have not authorized and do not authorize the making of any offer of the Debentures through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the Debentures as contemplated in the underwriting agreement; accordingly, no purchaser of the Debentures, other than the underwriters, is authorized to make any further offer of the Debentures on our behalf or on behalf of the underwriters, except in each case for dealers as set forth above in the third paragraph of this section.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented, warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Debentures which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

        This prospectus supplement and the accompanying prospectus have not been prepared and are not being distributed in the context of a public offering of securities in France within the meaning of Article L. 411-1 of the French Code monétaire et financier and, therefore, this prospectus supplement and the accompanying prospectus have not been and will not be submitted to the French Autorité des marchés financiers ("AMF") for prior approval or otherwise.

        The Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the Debentures has been distributed or caused to be distributed nor may be distributed or caused to be distributed to the public in France, except only (i) to persons licensed to provide the investment service of portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour compte de tiers), (ii) to "qualified investors" (investisseurs qualifiés) acting for their own account and/or (iii) to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, all as defined, and in accordance with, Articles L. 411-2, D. 411-1, D. 411-4, D. 744-1, D. 754-1, and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder.

        Such "qualified investors" are notified that they must act for their own account in accordance with the terms set out by Article L. 411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations. The Debentures may not be re-transferred, directly or indirectly, in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (i.e., Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 et seq. of the French Code monétaire et financier and applicable regulations thereunder).

Notice to Prospective Investors in Italy

        The offering of the Debentures has not been registered with the Commissione Nazionale per le Società e la Borsa ("CONSOB"), in accordance with Italian securities legislation. Accordingly, the Debentures may not be offered, sold or delivered, directly or indirectly, and copies of this prospectus supplement, the accompanying prospectus or any other document relating to the Debentures may not be distributed in Italy except to "qualified investors" (investitori qualificati), as defined in Article 34-ter, paragraph 1, letter b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the "Issuers' Regulation"), or in any other circumstance where an express exemption to comply with restrictions on offers to the public provided by Legislative Decree no. 58 of February 24, 1998, as amended (the "Consolidated Financial Act"), or Issuers' Regulation applies, including those provided for under Article 100 of the Consolidated Financial Act and Article 34-ter of the Issuers' Regulation, and provided, however, that any such offer, sale or delivery of the Debentures or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the Debentures in Italy must be made in accordance with all applicable Italian securities, tax, exchange control or other applicable laws and regulations, and, in particular, will be (i) made only by (a) banks, investment firms or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended (the "Italian Banking Act"), the Consolidated Financial Act, the Issuers' Regulation and any other applicable laws and regulations or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Italian Banking Act, in each case acting in compliance with all applicable laws and regulations, (ii) in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy and (iii) in accordance with any other relevant limitations or procedural requirements that

CONSOB, the Bank of Italy or other Italian authorities may impose upon the offer or sale of the Debentures.

        Article 100-bis of the Consolidated Financial Act affects the transferability of the Debentures in Italy to the extent that any placement of the Debentures is made solely with "qualified investors" and such Debentures are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placement.

        Should this occur without the publication of a prospectus compliant with the Prospectus Directive (as amended), and outside of the application of one of the exemptions referred to above, purchasers of Debentures who are acting outside of the course of their business or profession are entitled to have such purchase declared void and to claim damages from any authorized intermediary at whose premises the Debentures were purchased.

Notice to Prospective Investors in Hong Kong

        The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any of the Debentures, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures may not be circulated or distributed, nor may the Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1 A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1 A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may review a copy of those reports, statements or other information at the SEC's public reference room, which is located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        These SEC filings are also available to the public from commercial document retrieval services and at the internet site maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

THE ALLSTATE CORPORATION FILINGS

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 20, 2013, and the portions of our Proxy Statement, filed April 10, 2013, for our Annual Meeting of Stockholders incorporated by reference into our Annual Report;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013, filed May 1, 2013 and July 31, 2013, respectively; and

  •
  Our Current Reports on Form 8-K dated January 3, 2013, January 10, 2013, January 14, 2013, February 18, 2013, February 18, 2013, February 28, 2013, May 21, 2013, May 22, 2013, June 4, 2013, June 6, 2013, June 6, 2013, June 10, 2013, June 20, 2013, July 17, 2013 and July 23, 2013, filed January 4, 2013, January 10, 2013, January 16, 2013, February 19, 2013, February 20, 2013, March 1, 2013, May 21, 2013, May 22, 2013, June 7, 2013, June 7, 2013, June 11, 2013, June 12, 2013, June 24, 2013, July 22, 2013 and July 25, 2013.

        We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering of the Debentures. Any information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that information contained in any subsequently filed document that is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that information.

        You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations Department, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062-7127, or calling: (800) 416-8803.

 LEGAL MATTERS

        Certain legal matters in connection with the Debentures will be passed upon for us by Susan L. Lees, Executive Vice President, General Counsel and Secretary of The Allstate Corporation, and by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Willkie Farr & Gallagher LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters. Ms. Lees is a full-time employee of Allstate Insurance Company and an officer of The Allstate Corporation and owns 71,273 shares of its common stock as of June 30, 2013, of which 55,530 were subject to options.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus Supplement by reference to The Allstate Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the effectiveness of The Allstate Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the quarterly reports on Form 10-Q of The Allstate Corporation and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

PROSPECTUS

THE ALLSTATE CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

ALLSTATE FINANCING VII	ALLSTATE FINANCING IX
ALLSTATE FINANCING VIII	ALLSTATE FINANCING X
Trust Preferred Securities Fully and Unconditionally Guaranteed as described in this Prospectus and the accompanying prospectus supplement by The Allstate Corporation

        By this prospectus, we, in conjunction with our trusts, may offer from time to time any combination of the securities described in this prospectus.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

        Unless stated otherwise in this prospectus or the applicable prospectus supplement, these securities will not be listed on any securities exchange.

        Investing in our securities or the securities of our trusts involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2012

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and Allstate Financing VII, Allstate Financing VIII, Allstate Financing IX and Allstate Financing X, which we refer to as the trusts, have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we and the trusts may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we and the trusts may offer. We and the trusts may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Allstate Corporation or the trusts, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Allstate Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        References to "Allstate," "we," "us" and "our" in this prospectus are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

ii

 THE ALLSTATE CORPORATION

        The Allstate Corporation is a holding company that conducts its business principally through its subsidiaries Allstate Insurance Company ("AIC") and Allstate Life Insurance Company and their affiliates (collectively, including The Allstate Corporation, "Allstate"). Allstate is primarily engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business. Customers can access Allstate products and services such as auto insurance and homeowners insurance through nearly 12,000 exclusive Allstate agencies and financial representatives in the United States and Canada. The Allstate Corporation is the largest publicly held personal lines insurer in the United States and the second largest personal property and casualty insurer in the United States based on 2010 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation's 16th largest issuer of life insurance business on the basis of 2010 ordinary life insurance in force and 21st largest on the basis of 2010 statutory admitted assets.

        Our main business segments include Allstate Protection and Allstate Financial. Allstate Protection principally sells private passenger auto and homeowners insurance through agencies and directly through call centers and the internet. These products are marketed under the Allstate®, Encompass® and Esurance® brand names. Allstate brand auto and homeowners insurance products are sold primarily through Allstate exclusive agencies. Encompass brand auto and homeowners insurance products are sold through independent agencies. Esurance brand auto insurance products are sold directly to consumers online, through call centers and through select agents, including Answer Financial. Allstate Financial provides life insurance, retirement and investment products and voluntary accident and health insurance products. Allstate Financial distributes its products to individuals through multiple distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent agents, specialized structured settlement brokers and directly through call centers and the internet. Allstate Financial's institutional products, which were most recently offered in 2008, consist of funding agreements sold to unaffiliated trusts that use them to back medium-term notes issued to institutional and individual investors.

        The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as the principal source of cash to pay dividends to our stockholders and to meet our obligations, including the payment of principal and any interest on any notes and our other debt obligations. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends; however, in some jurisdictions the laws may be somewhat more restrictive.

THE TRUSTS

        The four trusts, Allstate Financing VII, VIII, IX and X, are Delaware statutory trusts formed to raise capital for us by issuing common securities to us and preferred securities issued under this prospectus and a prospectus supplement, and investing the proceeds in subordinated debt securities issued by us.

        We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will rank equally with, and each trust will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the trust agreement of one of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities.

        Each of our trusts has a term of approximately 55 years, but may terminate earlier as provided in its trust agreement, each trust agreement being governed by Delaware law. As holder of the common securities of the trusts, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each of our trusts. Each of our trusts' business and affairs will be conducted by the trustees we appoint. The trustees' duties and obligations are governed by the trusts' trust agreements and applicable law. Prior to the issuance of any trust preferred securities, we will ensure that a majority of the trustees of the applicable trust are persons who are our employees or officers or affiliates and that one trustee of each trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each of our trusts will have its principal place of business or reside in the State of Delaware.

        We will pay all of our trusts' fees and expenses, including those relating to any offering of trust preferred securities. In addition, we will guarantee payments on the trust preferred securities to the extent our trusts can themselves make payments on the trust preferred securities.

        The name and office of the Delaware trustee for each trust in the State of Delaware is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801. The principal place of business of each trust is 2775 Sanders Road, Northbrook, Illinois 60062. The telephone number of each trust in Northbrook, Illinois is (847) 402-5000.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for Allstate and its subsidiaries for the periods indicated:

	For the year ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)(2)(3)	1.5X	1.5X	1.5X	—X	3.2X

(1)
We have authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares of preferred stock outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2)
For purposes of this computation, earnings consist of income from continuing operations before income tax expense and dividends on preferred securities. Fixed charges consist of interest expense, including interest credited to contractholder funds, amortization of financing costs, that portion of rental expense that is representative of the interest factor and dividends on redeemable preferred securities.

(3)
Earnings for the year ended December 31, 2008 were insufficient to cover fixed charges by $3.03 billion.

 RISK FACTORS

        Investing in our securities or the securities of our trusts involves risks. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to below in "Where You Can Find More Information" as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2011 contains a discussion of significant risks under the caption "Risk Factors" which could be relevant to your investment in the securities. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

USE OF PROCEEDS

        Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of subordinated debt securities to be issued by us.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities and terms of the indentures is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

        The debt securities may be issued from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.

        We will issue the senior debt securities under a Senior Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a sixth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. We will issue the subordinated debt securities under a separate Subordinated Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a fourth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "indentures." The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "indenture trustees."

        In addition, as described under "Description of Depositary Shares," we may, at our option, offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

        Numerical references in parentheses below are to sections in the applicable indenture. Wherever we refer to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference.

General

        The indentures provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

        Our assets consist primarily of the common stock of AIC and other subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.

        Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.

        If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

        We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

  •
  the dates on which the principal of any of the debt securities will be payable;

  •
  the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

  •
  the places where the principal, interest and premium on any of such debt securities will be payable;

  •
  the definition of business day;

  •
  the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices and terms on which any of such debt securities will be redeemed or purchased;

  •
  the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

  •
  if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

  •
  if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;

  •
  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon trust agreement of acceleration of the maturity thereof;

  •
  if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

  •
  any trustee (other than U.S. Bank National Association), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

  •
  if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

  •
  whether any of the debt securities will be issuable in the form of global securities;

  •
  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

  •
  any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

  •
  any addition to or change in the covenants described under "Certain Covenants with Respect to Senior Debt Securities" and "Certain Covenants with Respect to Subordinated Debt Securities" applicable to any of such debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.

(Section 301)

        Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount or which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

Form, Exchange And Transfer

        The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305)

        At any time, we may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

        In the event that we redeem in part debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

(Section 305)

Global Securities

        The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Section 101)

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

  •
  there shall exist such circumstances as may be described in the applicable prospectus supplement.

        All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

        Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Allstate, any indenture trustee or any agent of Allstate or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

Payment And Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof. (Section 1003)

Conversion or Exchange

        We may convert or exchange the debt securities into our common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of our common stock or other securities you would receive would be converted or exchanged.

Subordination of Subordinated Debt Securities

        Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

        To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 1401 of the Subordinated Indenture) In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

        "Insolvency" means any of the following events:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to us or to our creditors, or to our assets; or

  •
  any liquidation, dissolution or other winding-up of Allstate, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshaling of our assets and liabilities. (Section 1403 of the Subordinated Indenture)

        By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of senior debt securities and may recover more, ratably, than the holders of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities. (Section 1404 of the Subordinated Indenture)

        No payment of principal, interest or premium on the subordinated debt securities is permitted if any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of our senior indebtedness has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)

        The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

        The term "Senior Indebtedness" means, with respect to Allstate:

  •
  the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all of our capital lease obligations;

  •
  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us, except for:

  •
  any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness between or among us or our affiliates (including all other debt securities and guarantees in respect of those debt securities) issued to any of our wholly owned trust subsidiaries or any trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)

        The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Certain Covenants With Respect To Senior Debt Securities

        Limitation on Liens of Stock of AIC.    The Senior Indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the senior debt securities shall be secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured. (Section 1008 of the Senior Indenture)

        "Indebtedness" is defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, "indebtedness for borrowed money" means:

  •
  any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

  •
  any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and

  •
  any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.

        For purposes of this covenant only, indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

        Limitations on Disposition of Stock of AIC.    Subject to limited exceptions, the Senior Indenture provides that as long as any senior debt securities are outstanding, we will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind, and that we will not permit AIC to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of AIC, other than preferred stock having no voting rights of any kind. The Senior Indenture also requires that any such issuance, sale, transfer or other disposition by AIC must be made for at least a fair market value consideration, as determined by our Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority

        Notwithstanding the foregoing, we may merge or consolidate AIC into or with another direct wholly owned subsidiary and we may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by our Board of Directors in good faith. (Section 1009 of the Senior Indenture)

Certain Covenants with Respect to Subordinated Debt Securities

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities and there has occurred an event of default under the applicable trust agreement, we are in default with respect to our payment of any obligations under the related preferred securities guarantee or common securities guarantee or we have given notice of our election to defer payments of interest on subordinated debt securities by extending the interest payment period as provided in the Subordinated Indenture, then we shall not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of our capital stock;

  •
  make any guarantee payments with respect to our capital stock; or

  •
  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances, we may:

  •
  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

  •
  redeem or repurchase any rights, declare a dividend of any rights or issue any security under any rights plan then in effect;

  •
  purchase or acquire shares of our common stock in order to satisfy our obligations under any employee benefit plan;

  •
  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

(Section 1008 of the Subordinated Indenture)

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities, for so long as such securities remain outstanding, we covenant to:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that any permitted successor under the applicable indenture may succeed to our ownership of such common securities;

  •
  use our reasonable efforts to cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust, and to continue to be classified as a grantor trust for United States federal income tax purposes; and

  •
  use our reasonable efforts to cause each holder of trust preferred securities to be treated as owning an undivided beneficial interest in the subordinated debt securities.

(Section 1009 of the Subordinated Indenture)

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any of the outstanding debt securities under the indentures, we may consolidate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate with or merge into us. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the applicable indenture. We agree that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries. (Section 801)

        Except as provided in this prospectus or as may otherwise be provided in the accompanying prospectus supplement, there are no "event risks" or similar provisions of the indentures or the debt securities that are intended to afford protection to holders in the event of a merger or other significant corporate event involving us or our subsidiaries.

Outstanding Debt Securities

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

  •
  debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

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  debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

  •
  debt securities as to which defeasance has been effected pursuant to Section 1302 of the applicable indenture; and

  •
  debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.

        Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

  •
  the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

  •
  if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

  •
  debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

        Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor. (Section 101)

Events of Default

        The following are events of default under the applicable indenture with respect to debt securities of any series:

  •
  we fail to pay the principal or premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

  •
  we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture;

  •
  in the event subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, the dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of such trust, or certain mergers, consolidations or amalgamations permitted by the trust agreement of such trust; and

  •
  certain events in bankruptcy, insolvency or reorganization.

(Section 501)

        Each indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. (Section 512)

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

  •
  such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

  •
  such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Section 507)

        However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security. (Section 508)

        Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)

Modification and Waiver

        We and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the indenture for specified purposes, including to:

  •
  cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

  •
  secure any debt securities;

  •
  add covenants or any additional events of default for the protection of the holders of debt securities;

  •
  add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  evidence and provide for the acceptance of appointment by a successor trustee; or

  •
  conform any provision in an indenture to the requirements of the Trust Indenture Act.

(Section 901)

        Each of the indentures provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

  •
  reduce the principal amount of or any premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the currency of payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification and waivers.

(Section 902)

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 1010 of the Senior Indenture and Section 1011 of the Subordinated Indenture) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513)

        We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify. (Section 104)

Defeasance and Covenant Defeasance

        We may elect, at our option, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the indentures, apply to the debt securities of any series, or to any specified part of a series. (Section 1301)

        Defeasance And Discharge.    Each indenture provides that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both which, through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

        Defeasance Of Certain Covenants.    Each indenture provides that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments. (Sections 1303 and 1304)

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

        Allstate, the applicable indenture trustee and any agent of Allstate or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

Regarding the Indenture Trustee

        U.S. Bank National Association, which is the trustee under the indentures described in this prospectus, performs other services for us and our affiliates.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Our Amended and Restated Certificate of Incorporation authorizes us to issue 2,000,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of March 30, 2012, there were 493,024,376 shares of common stock outstanding and we had no preferred stock issued or outstanding.

        The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Common Stock

        Outstanding shares of our common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ALL." All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

        Dividends.    Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive dividends as and when declared by our Board of Directors. The issuance of dividends will depend upon, among other factors deemed relevant by our Board of Directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the Board of Directors.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a stockholders meeting, including the election of directors. The holders of common stock are not entitled to cumulative voting rights. Directors are elected if they receive the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means the number of shares voted "for" a director exceeds 50% of the votes cast with respect to that director's election. Votes cast shall include votes to withhold authority in each case and exclude abstentions. Except as otherwise provided in our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or as required by law, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.

        Other Rights.    The holders of common stock have no preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 25,000,000 shares of preferred stock, none of which is currently issued and outstanding. Our Board of Directors is authorized to provide for the issuance of the preferred stock in a series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law. In particular, our Board of Directors is authorized, without limitation, to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion and exchange rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by our stockholders. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Allstate and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of Allstate deemed undesirable by our Board of Directors.

        We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of our common stock or other securities that you will receive as a holder of preferred stock would be converted or exchanged.

        The preferred stock will be fully paid and non-assessable. Unless otherwise indicated in an applicable prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding-up or dissolution of Allstate. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series of preferred stock.

        In addition, as described under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        Dividends.    Holders of shares of the preferred stock of each series shall be entitled to receive, as and when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on such record dates as shall be fixed by the Board of Directors.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of preferred stock will be entitled to receive out of our assets, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding-up of Allstate, the amounts payable with respect to the preferred stock and any other shares of our stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of Allstate with or into any other corporation or corporations or a sale of all or substantially all of the assets of Allstate shall not be deemed to be a liquidation, dissolution or winding-up of Allstate.

        Redemption.    The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of our matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

        Voting Rights.    The holders of the preferred stock will have no voting rights, except:

  •
  as otherwise stated in the applicable prospectus supplement;

  •
  as otherwise stated in the certificate of designation establishing such series; and

  •
  as required by applicable law.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Our Control

        Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our Board of Directors to be in the best interests of Allstate and its stockholders.

        Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

        These provisions include:

  •
  our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before annual or special stockholders meetings;

  •
  special meetings of the stockholders may be called only by (i) the Secretary upon the written request of stockholders owning not less than 20% of all outstanding common stock, in accordance with the applicable requirements and procedures of the Amended and Restated Bylaws or (ii) the chairman of the Board of Directors; and

  •
  stockholders may not act by written consent. All actions required or permitted to be taken by the stockholders must be taken only at an annual or special meeting of stockholders.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  before the stockholder became an interested stockholder, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

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  the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Limitations on Liability

        Our Amended and Restated Certificate of Incorporation limits our directors' liability to the fullest extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

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  a breach of their duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;

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  payment of an improper dividend or improper repurchase of our stock; or

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  acting or not acting for improper personal benefit.

        Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors' liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors' liability may discourage or deter stockholders or management from suing directors for a breach of their duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors' liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director's breach of his or her duty of care.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

        We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, or fractional shares of our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

        We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

        Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as a holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;

  •
  the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

  •
  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

  •
  the securities, which may include preferred stock or common stock, for which the warrants are exercisable;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of common stock, shares of preferred stock or other property at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  debt securities;

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  common stock;

  •
  preferred stock;

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  other stock purchase contracts;

  •
  preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries;

  •
  depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or

  •
  preferred securities or debt obligations of third parties, including United States Treasury securities,

which may secure your obligations to purchase the common stock, preferred stock or other property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following description of the trust preferred securities and the form of trust agreement is a summary. It summarizes only those aspects of the trust preferred securities and portions of the form of trust agreement which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

        The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

        Each trust may issue, from time to time, only one series of preferred securities. The trust preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others. The trust agreement for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement.

        Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

  •
  the distinctive designation of such trust preferred securities;

  •
  the number of trust preferred securities issued by such trust;

  •
  the annual distribution rate for trust preferred securities issued by such trust and the dates upon which distributions are payable; provided, however, that distributions on such trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

  •
  whether distributions on trust preferred securities issued by such trust are cumulative and the dates from which distributions will be cumulative;

  •
  the amount which shall be paid out of the assets of such trust to the holders of trust preferred securities upon dissolution of the trust;

  •
  the obligation or the option of such trust to purchase or redeem trust preferred securities and the prices at which, the periods within which, and the terms upon which, trust preferred securities may be purchased or redeemed;

  •
  any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement of such trust;

  •
  the terms and conditions upon which the subordinated debt securities purchased by such trust may be distributed to holders of trust preferred securities;

  •
  whether any of the trust preferred securities will be issuable in the form of global securities;

  •
  any securities exchange upon which the trust preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with its trust agreement or with applicable law.

        We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its trust agreement. The terms of the common securities will be substantially similar to the terms of the trust preferred securities issued by such trust and the common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Enforcement Of Certain Rights By Holders Of Preferred Securities

        If an event of default under the trust agreement of a trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the trust agreement, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding, if an event of default under the applicable trust agreement has occurred and is continuing and such event is attributable to our failure to pay principal or interest on the applicable series of subordinated debt securities on the date such principal or interest is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

        The following description of the terms of the preferred securities guarantee is a summary. It summarizes only those portions of the preferred securities guarantee which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the preferred securities guarantee, and not this summary, which defines your rights. There may be other provisions in the preferred securities guarantee which are also important to you. You should read the preferred securities guarantee itself for a full description of its terms. The preferred securities guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the preferred securities guarantee. When we refer in this summary to trust preferred securities, we mean the trust preferred securities issued by a trust to which the preferred securities guarantee relates.

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a preferred securities guarantee for your benefit, as a holder of the trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the independent preferred guarantee trustee under each preferred securities guarantee for purposes of compliance with the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee. Each preferred securities guarantee will be held by the preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

        Pursuant to each preferred securities guarantee, we will agree to pay in full on a subordinated basis, to the holders of the trust preferred securities issued by a trust, the following guarantee payments, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by such trust, will be subject to the preferred securities guarantee:

  •
  any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust has funds available;

  •
  the redemption price set forth in the applicable prospectus supplement, which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such trust has funds available therefor with respect to any trust preferred securities called for redemption by such trust; and

  •
  upon dissolution, winding-up or termination of such trust other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available and (2) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

        The preferred securities guarantees will be guarantees on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. The preferred securities guarantees will constitute a guarantee of payment and not of collection. If we do not make interest payments on the corresponding subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments.

        The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the Subordinated Indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of such trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

        We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities (our common securities guarantee) to the same extent as the preferred securities guarantee, except that upon an event of default under the Subordinated Indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

        Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute our unsecured obligations and will rank:

  •
  subordinate and junior in right of payment to all our other liabilities;

  •
  equal with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to common stock.

        The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

        The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Allstate

        In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such preferred securities guarantee or the trust agreement of such trust, then, unless otherwise set forth in an applicable prospectus supplement, we shall not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

  •
  make any guarantee payments with respect to any of our capital stock; or

  •
  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances we may:

  •
  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

  •
  redeem or repurchase any rights, declare a dividend of any rights, or issue any security under any rights plan then in effect;

  •
  purchase or acquire shares of common stock in order to satisfy our obligations under any employee benefit plan;

  •
  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

        Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in which case no vote will be required. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in the applicable prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

        Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all trust preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the trust agreement of such trust upon liquidation of such trust.

        Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

        The subordination provisions of the subordinated debt securities provide that in the event payment is made on the subordinated debt securities or the preferred securities guarantee in contravention of such provisions, such payments shall be paid over to the holders of senior indebtedness.

Events of Default

        An event of default under a preferred securities guarantee will occur upon our failure to perform any of our obligations thereunder.

        The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee or any other person or entity. Notwithstanding, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Information Concerning the Preferred Guarantee Trustee

        The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

        The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, stock purchase contracts and stock purchase units and the trusts may sell the trust preferred securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We, along with the trusts, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts, as applicable, or borrowed from us or the trusts, as applicable, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts, as applicable, in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We, along with the trusts, may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us or one of the trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with us or one of the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        We may authorize underwriters, dealers or other persons acting as agents for us or one of the trusts to solicit offers by certain institutions to purchase securities from us or one of the trusts, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us or one of the trusts. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, we or any trust, may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or any trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        We and the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

 WHERE YOU CAN FIND MORE INFORMATION

        We and the trusts have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference room, which is located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC's public reference room. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have not included any separate financial statements for the trusts. They were omitted because the trusts are our wholly owned subsidiaries, with no independent operations and we guarantee the fee obligations relating to the trust securities.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

THE ALLSTATE CORPORATION FILINGS

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed February 22, 2012, and the portions of our Proxy Statement, filed April 11, 2012, for our 2012 Annual Meeting of Stockholders incorporated by reference into our Annual Report

  •
  The description of our common stock contained in Item 11 of our registration statement on Form 10/A filed May 14, 2001, as amended and restated in Item 8.01 of our Current Report on Form 8-K, filed on May 18, 2011

        We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

        You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations Department, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062-7127, or calling: (800) 416-8803.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain "forward-looking statements" that anticipate results based on management's estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

        These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates," "intends," "believes," "likely" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, regulatory approvals, market position, expenses, financial results and reserves. Management believes that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. In addition to the normal risks of business, we are subject to significant risks and uncertainties which are described in our filings with the Securities and Exchange Commission referred to above in "Where You Can Find More Information," including those identified under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and as may be described in our subsequent filings.

LEGAL OPINIONS

        The validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, counsel for Allstate, and certain matters of Delaware law relating to the validity of the trust preferred securities of Allstate Financing VII, VIII, IX and X will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from The Allstate Corporation's Annual Report on Form 10-K, and the effectiveness of The Allstate Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ERISA MATTERS

        The following is a summary of certain considerations associated with the purchase of the security, holding and, to the extent relevant, disposition of the security by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").Any fiduciary or other Plan investor considering whether to purchase the securities with Plan Assets should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. We and certain of our affiliates may each be considered a Party in Interest with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider (or otherwise is a Party in Interest), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Accordingly, any fiduciary or other Plan investor considering whether to purchase or hold a security should consult with its counsel regarding the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other statutory or administrative prohibited transaction exemption. A purchaser of a security should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In any event, each purchaser or holder of a security or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not a Plan or acting on behalf of a Plan or acquiring the security with the Plan Assets or (ii) the acquisition and holding of the security is exempt pursuant to one or more foregoing prohibited transaction exemptions issued by the Department of Labor or another applicable statutory or administrative exemption.

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF THE SECURITIES TO BE OFFERED UNDER THE PROSPECTUS FORMING PART OF THIS REGISTRATION STATEMENT ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS REGISTRATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF SUCH SECURITIES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY ALLSTATE IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY ALLSTATE OF THE SECURITIES TO BE OFFERED HEREBY; AND (C) HOLDERS OF SUCH SECURITIES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General Fiduciary Matters

        ERISA and the Code, impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the purchase, holding and, to the extent relevant, disposition of the securities to be offered under this prospectus with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving "plan assets" with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        We or the underwriters may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase and/or holding of any of the securities to be offered hereby by an ERISA Plan with respect to which the issuer, the underwriters or a guarantor (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the securities are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Moreover, because the purchase and/or holding of the securities may be deemed to be an indirect extension of credit between an investor and Allstate, no security may be purchased or held by any Plan if we or any of our affiliates (i) has investment or administrative discretion with respect to the "plan assets" used to effect such purchase or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such "plan assets," for a fee and pursuant to an agreement or understanding that such advice (x) will serve as a primary basis for investment decisions with respect to such "plan assets," and (y) will be based on the particular investment needs of such Plan.

        Because of the foregoing, the securities to be offered hereby should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Representation

        Each purchaser and holder of a security to be offered under this prospectus will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to acquire or hold the security constitutes assets of any Plan or (ii) the purchase and holding of a note will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the security on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the security. The acquisition, holding and, to the extent relevant, disposition of the securities by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

$

The Allstate Corporation

Series B        % Fixed-to-Floating Rate Subordinated Debentures
due 2053

PROSPECTUS SUPPLEMENT

                    , 2013

Joint Book-Runners

J.P. Morgan
Barclays
Citigroup
Goldman, Sachs & Co.